                                                                    Exhibit 10.9

                                 OM GROUP, INC.
                            BENEFIT RESTORATION PLAN


       THIS BENEFIT RESTORATION PLAN, effective as of January 1, 1995 (the "Effective Date"), established by MOONEY CHEMICALS, INC., an Ohio corporation (the "Company"),

       WITNESSETH THAT:

       WHEREAS, the Company desires to establish the Plan to provide benefits to a select group of highly compensated or management employees of the Company; and

       WHEREAS, the Company wishes to provide the terms and conditions upon which the Company shall provide such additional benefits to Plan participants; and

       WHEREAS, the Company has established a Trust effective as of January 1, 1995 (hereinafter the "Trust"), with National City Bank, as trustee, to provide itself with a source of funds to assist it in meeting its liabilities hereunder;

       NOW, THEREFORE, in consideration of these premises, the Company hereby declares:

         1. ESTABLISHMENT AND PURPOSE.

             a. ESTABLISHMENT. The Company hereby establishes the Plan, effective as of the Effective Date.

             b. NAME. The Plan shall be know as the OM Group, Inc. Benefit Restoration Plan.

             c. PURPOSE. The purpose of the Plan is to provide retirement, death and disability benefits to a select group of highly compensated or management employees of the Company in order to encourage such employees to continue their employment, and to induce potential employees to enter into the Company's employ.

         2. DEFINITIONS.

             Except as otherwise provided, the following terms shall have the definitions hereinafter indicated whenever used in this Plan with initial capital letters:

             a. BENEFICIARY. "Beneficiary" means the person designated in writing by a Participant as his or her primary or contingent beneficiary under this Plan, or in the absence of such designation, his or her estate.

             b. CAPITAL ACCUMULATION ACCOUNT. "Capital Accumulation Account" shall have the meaning set forth in Section 3c of this Plan.

             c. CAUSE. "Cause" means (1) an act or acts of dishonesty on the part of a Participant which are intended to result in his or her personal enrichment at the expense of the Company; (2) any violation by a Participant of his or her obligations to the Company which is demonstrably willful and deliberate on his or her part and which results in material injury to the Company; (3) the conviction of a Participant of a felony or of a crime involving moral turpitude; or (4) any other intentional act (or failure to act) which is not in the best interests of the Company, specifically including but not limited to, those actions or failures) which the Company has previously notified the Participant in writing are contrary to the best interest of the Company and which will constitute "Cause" under this Plan.

             d. COMMITTEE. "Committee" means the Company's benefit committee appointed by the Board of Directors to administer the Plan.

             e. COMPANY. "Company" means Mooney Chemicals, Inc., an Ohio corporation and a subsidiary of OM Group, Inc., a Delaware corporation, and its successors and assigns.

             f. DISABILITY. "Disability" shall have the same meaning as in any arrangement which the Company may have in force from time to time to provide Long-Term Disability Benefits.

             g. DISABILITY BENEFITS. "Disability Benefits" shall have the meaning set forth in paragraph 2 of the Payment Schedule attached hereto as Exhibit A, and specifically shall not include Long-Term Disability Benefits.

             h. EARNINGS. "Earnings" means the earnings on the amounts credited to a Participant's Capital Accumulation Account, and such earnings for any Plan Year shall be the Participant's Capital Accumulation Account at the beginning of such Plan Year multiplied by a rate of interest equal to the five (5) year rolling average annual composite yield on Moody's Corporate Bond Yield Index for the preceding five years as determined from Moody's Bond Record published by Moody's Investors Services, Inc. (or any successor thereto), or, if such yield is no longer published, a substantially similar average selected by the Company, and such earnings shall be credited to a Participant's Capital Accumulation Account at such intervals as determined by the Company, but at least annually.

             i. LONG-TERM DISABILITY BENEFITS. "Long-Term Disability Benefits" means the benefits paid to a Participant under any long-term disability arrangement which the Company may have in force from time to time, if any, and shall not refer to any benefits under this Plan.

             j. MAXIMUM CONTRIBUTION TO THE PROFIT SHARING PLAN. The "Maximum Contribution to the Profit Sharing Plan" is the amount which the Company would contribute to the profit sharing plan maintained by the Company on behalf of the Participant if the Participant did not elect to receive any of such amount in cash, but rather allowed the maximum amount to be contributed on his or her behalf to such profit sharing plan.

             k. PARTICIPANT. "Participant" means a key employee of the Company who is a member of a select group of highly compensated or management employees and who is selected by the Company as a participant of this Plan.

             1. PAYMENT SCHEDULE. "Payment Schedule" means the schedule (attached hereto as Exhibit A) that provides a formula for determining the amounts payable to each Participant (and his or her Beneficiary), the form in which such amounts are to be paid, and the time of commencement for payment of such amounts.

             m. PLAN. "Plan" means this Mooney Chemicals, Inc. Benefit Restoration Plan.

             n. PLAN YEAR. "Plan Year" means the year beginning January 1 and ending December 31.

             o. POST-RETIREMENT OR POST-DISABILITY DEATH BENEFITS. "Post-Retirement or Post-Disability Death Benefits" shall have the meanings set forth in paragraph 4 of the Payment Schedule attached hereto as Exhibit A.

             p. PRE-RETIREMENT DEATH BENEFITS. "Pre-Retirement Death Benefits" shall have the meaning set forth in paragraph 3 of the Payment Schedule attached hereto as Exhibit A.

             q. PROFIT SHARING PLAN. "Profit Sharing Plan" means the profit sharing plan maintained by the Company for its employees.

             r. RETIREMENT DATE. "Retirement Date" means the earliest of the first date on which a Participant (i) has both attained at least age 65 and terminated employment with the Company; or (ii) has (A) attained at least age 55, (B) completed at least 10 years of service with the Company, and
(C)terminated employment with the Company.

             s. RETIREMENT BENEFITS. "Retirement Benefits" shall have the meaning set forth in paragraph 1 of the Payment Schedule attached hereto as Exhibit A.

             t. TOTAL COMPENSATION. "Total Compensation" shall include the salary, wages and bonuses paid by the Company to each Participant, but shall not include any amount which the Participant elects to receive in cash in lieu of such amount being added to the Profit Sharing Plan for employees.

             u. TRUST. "Trust" shall mean that certain trust established by the Company effective as of January 1, 1995 to provide itself with a source of funds to assist it in meeting its liabilities under this Plan.

             v. TRUSTEE. "Trustee" shall mean the trustee of the Trust.

         3. PARTICIPATION IN PLAN.

             a. ELIGIBILITY TO PARTICIPATE. The Company shall have full discretion to select Participants from among the key employees of the Company who are members of a select group of highly compensated or management employees.

             b. BENEFITS FORMULA. The Company shall credit to the Capital Accumulation Account of each Participant each year a deferred compensation benefit equal to the following: (i) the Total Compensation of the Participant for the preceding year; (ii) multiplied by the contribution percentage under the Profit Sharing Plan (for 1994, such Profit Sharing Plan provided for contributions of up to 15% of total contributions); (iii) the result of (i)and
(ii) shall then be reduced by the amount of the Maximum Contribution to the Profit Sharing Plan; and (iv) the amount determined after (i),(ii) and (iii) hereof shall then be multiplied by a fraction, the numerator of which shall be the Maximum Contribution to the Profit Sharing Plan, reduced by the amount which the Participant elected to receive in cash which otherwise would have been contributed to the Profit Sharing Plan for such year, and the denominator of which shall be the Maximum Contribution to the Profit Sharing Plan. The application of this formula is illustrated by the examples set forth in Exhibit B attached hereto and hereby made a part of this Agreement.

             c. CAPITAL ACCUMULATION ACCOUNT. The deferred compensation benefit for a Participant pursuant to Section 3b shall be credited to such Participant's Capital Accumulation Account on the Company's books and records at the times determined by the Company. The balance in a Participant's Capital Accumulation Account shall be equal to the aggregate of such Participant's deferred compensation benefits under Section 3b of this Plan, plus any Earnings thereon. The Company or the Trustee shall furnish each Participant or his or her Beneficiary no less frequently than annually with a statement reflecting the balance in his or her Capital Accumulation Account.

Nothing herein shall be construed as conferring on any Participant or Beneficiary any rights in or against amounts credited to his or her Capital Accumulation Account. All amounts credited to a Capital Accumulation Account shall constitute general assets of the Company.

         4. PAYMENT OF RETIREMENT. Death, and Disability Benefits, Forfeiture.

             a. AMOUNT. Upon a Participant's Retirement Date, death, or termination of Long-Term Disability Benefits, the Company shall notify the Trustee which shall commence payment of Retirement Benefits, Disability Benefits, Post-Retirement or Post-Disability Death Benefits, or Pre-Retirement Death Benefits, as the case may be, pursuant to the Payment Schedule attached as Exhibit A of this Plan and in accordance with the Trust. Notwithstanding any other provision herein and in accordance with the terms of the Trust, in the event of a Participant's death, if the Trustee or the Company has one or more life insurance policies on the life of the Participant, such policies and the proceeds thereof shall constitute general assets of the Company and no person (including but not limited to the Participant or his or her Beneficiary) shall have or acquire any interest in such assets, and (i) if the Trustee owns or otherwise holds such policies or proceeds, promptly after the Participant's death, the Trustee shall return or pay to the Company any portion of the proceeds thereof which would not be needed to make the payments due to such deceased Participant's Beneficiary based on reasonable assumptions as determined by the Company in its sole discretion, or (ii) if the Company owns or otherwise holds such policies or proceeds, the Company shall be free to use or dispose of any such policies and the proceeds therefrom in any manner which it shall determine (provided that the Company shall continue to be obligated to make the payments as required pursuant to the Payment Schedule attached as Exhibit A of this Plan).

             b. FORFEITURE. A Participant shall forfeit any and all rights to benefits under this Plan if:

                           (i)      the Company terminates his or her
                                    employment, with or without Cause; or

                           (ii) if he or she voluntarily terminates his or her employment with the Company, prior to
                                    (i) attaining age 65, or (ii) attaining at least age 55 after having completed at least 10 years of service with the Company.

                    c. PAYMENTS ONLY FROM CORPORATE ASSETS. The payment of any benefits to a Participant or his or her Beneficiary shall be made from assets which shall continue, for all purposes, to be a part of the general assets of the Company; no person shall have or acquire any interest in such assets by virtue of the provisions of this Plan or the Trust. To the extent that a Participant or his or her Beneficiary acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company.

         5. DETERMINATION OF BENEFITS, CLAIMS PROCEDURE AND ADMINISTRATION.

             a. DETERMINATION OF BENEFITS AND CLAIMS PROCEDURE. The Committee shall make all determinations as to rights to benefits under this Plan and is hereby designated as the named fiduciary. Subject to and in compliance with the specific procedures contained in the applicable regulations promulgated under the Employee Retirement Income Security Act of 1974, as amended: (i) any decision by the Committee denying a claim for benefits under this Plan by a Participant or other claimant shall be stated in writing by the Committee and delivered or mailed to the claimant;(ii) each such notice shall set forth the specific reasons for the denial, written to the best of the Committee's ability in a manner that may be understood without legal or actuarial counsel; and (iii) the Committee shall afford a, reasonable opportunity to the claimant whose claim for benefits has been denied, for a review of the decision denying such claim.

             b. ADMINISTRATION OF PLAN. Subject to the foregoing: (i) the Committee shall have full power and authority to interpret, construe and administer the Plan, and (ii) the interpretation and construction of the Plan by the Committee, and any action taken hereunder, shall be binding and conclusive upon all parties in interest.

             c. NO LIABILITY FOR GOOD FAITH ACTIONS. Neither the Company, the Committee, any member of the Committee, nor any other person acting on behalf of the Company or the Committee, shall in any event be liable to any person for any action taken or omitted to be taken in connection with the interpretation, construction or administration of this Plan, so long as such action or omission to act is made in good faith.

         6. NON-ASSIGNABILITY OF BENEFITS.

             Neither a Participant nor a Beneficiary shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder. Such amounts shall not be subject to seizure by any creditor of a Participant or his or her Beneficiary, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy or insolvency of a Participant or his or her Beneficiary. Any such attempted assignment or transfer shall be void and shall terminate the Participant's rights under the Plan; the Company shall thereupon have no further liability hereunder with respect to such Participant.

         7. ATTORNEYS FEES.

             In the event of any legal and/or equitable action brought under this Plan, the prevailing party shall be entitled to recover from the other party reasonable attorneys fees and court costs.

         8. AMENDMENT.

             This Plan may not be amended, altered or modified on a retroactive basis, except by a written instrument signed by the Company and the Participants or their respective successors. However, the Company may amend or terminate the Plan on a prospective basis, provided that no such amendment or termination shall adversely affect a Participant's entitlement to benefits attributable to amounts credited to his or her Capital Accumulation Account at the time of amendment or termination of this Plan.

         9. NOTICES.

               Any notice, consent or demand required or permitted to be given under the provisions of this Plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified or registered mail, postage prepaid, addressed to such party's last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of notice, consent or demand.

         10. TAX WITHHOLDING.

             The Company shall have the right to deduct from all payments made under this Plan any federal, state or local taxes required by law to be withheld with respect to such payments.

         11. GOVERNING LAW.

             This Plan shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to its conflict of law rules.

      IN WITNESS WHEREOF, the Company has executed this Plan, effective as of the Effective Date.


MOONEY CHEMICALS,  INC.             By:____________________________
                                       JAMES P. MOONEY,
                                       CHAIRMAN, BOARD OF DIRECTORS

                                O. M. GROUP, INC.
                    BENEFIT RESTORATION PLAN (THE "PLAN")

                                   EXHIBIT A

                                PAYMENT SCHEDULE


      All payments called for hereunder may be made by the Trustee or may be made directly by the Company, as provided in the Trust.


         1. RETIREMENT BENEFITS. If a Participant has not received Disability Benefits, the Trustee (or the Company directly) shall pay the Participant the amount of his or her Capital Accumulation Account balance in fifteen (15)annual installments over a period of fifteen (15) years, with the first payment to be made as of the first working day of January of the year following the year of his or her Retirement Date. Each installment payment shall equal the quotient determined by dividing the Participant's remaining Capital Accumulation Account balance at the time of payment by the number of remaining installments (including the current installment) . At the Company's option, the Company may elect to pay, or direct the Trustee to pay, the Participant the balance of his or her Capital Accumulation Account at any time as a lump sum, and thereafter the Company shall have no further obligations to the Participant hereunder.

      2. DISABILITY BENEFITS. If a Participant terminates employment because of Disability, after Long-Term Disability Benefits are no longer paid to the Participant, the Trustee (or the Company directly) shall pay to the Participant, as Disability Benefits, the amount of his or her Capital Accumulation Account balance in fifteen (15) annual installments over a period of fifteen (15) years, with the first payment to be made as of the first working day of January of the year f following the year of the final Long-Term Disability Benefit payment. Each installment payment shall equal the quotient determined by dividing the Participant's remaining Capital Accumulation Account balance at the time of payment by the number of remaining installments (including the current installment). At the Company's option, the Company may elect to pay, or direct the Trustee to pay, the Participant the balance of his or her Capital Accumulation Account at any time, as a lump sum, and thereafter, the Company shall have no further obligations to the Participant hereunder. During the period of time that any Long-Term Disability Benefits are being paid, the Participant's Capital Accumulation Account shall continue to accrue Earnings in the same manner as if he or she were not Disabled, provided, however, that the Company shall not make additional contributions under Section 3b of this Plan to the Participant's Capital Accumulation Account during his or her Disability.

     3. PRE-RETIREMENT DEATH BENEFITS. If a Participant dies while employed by the Company, the Trustee (or the Company directly) shall pay the amount of the Participant's Capital Accumulation Account balance to the Participant's Beneficiary in fifteen (15) annual installments over a period of fifteen (15) years with the first payment to be made as of the first working day of January of the year following the year of the Participant's death. Each installment payment shall equal the quotient determined by dividing the Participant's remaining Capital Accumulation Account balance at the time of payment by the number of remaining installments (including the current installment). At the Company's option, the Company may elect to pay, or direct the Trustee to pay, the Participant's Beneficiary the balance of his or her Capital Accumulation Account at any time, as a lump sum, and thereafter, the Company shall have no further obligations to the Participant's Beneficiary or any other successors under this Plan.

     4. POST-RETIREMENT OR POST-DISABILITY DEATH BENEFITS. If a Participant dies after he has begun receiving Retirement Benefits or Disability Benefits but before receiving all of such benefits, the Trustee (or the Company directly) shall continue to make payments on the same schedule as before the Participant's death (the Retirement Benefits or Disability Benefits having been paid under a schedule of fifteen (15) annual installments over a period of fifteen (15) years as provided in P. 1 or P. 2 of this Payment Schedule as applicable), provided that payments after the Participant's death shall be made to the Participant's Beneficiary. At the Company's option, the Company may elect to pay, or direct the Trustee to pay, the Participant's Beneficiary the balance of the Participant's Capital Accumulation Account at any time, as a lump sum, and thereafter, the Company shall have no further obligations to the Participant's Beneficiary or any other successors under this Plan.

                                  O.M. GROUP, INC.
                              BENEFIT RESTORATION PLAN

                                     EXHIBIT B


     EXAMPLE 1: Assume the Total Compensation of the Participant for the preceding year is $222,500; the contribution percentage under the Profit Sharing Plan is 15%; the Maximum Contribution to the Profit Sharing Plan is $22,500 [based on $150,000 x 15% = $22,500]; and the Participant elects to receive 50% of the Maximum Contribution to the Profit Sharing Plan in cash [an amount of $11,250 based on $22,500 x 50% = $11,250] . In this case, the amount credited to the Capital Accumulation Account would be $5,437 determined as follows:

            Total Compensation                  $222,500
            Contribution Percentage              15%
                                             -------
                                                  $33,375
            Maximum Contribution to
              the Profit Sharing Plan       (22.500)
                                            --------
                                                  $10,875
            Fraction 11,250
                      22,500                           50%
                                                   -------


                                                  $ 5.437


     EXAMPLE 2: Same as in Example 1 except the Participant elects not to receive any of the Maximum Contribution to the Profit Sharing Plan in cash. In this case, the amount credited to the Capital Accumulation Account would be $10,875 determined as follows:

            Total Compensation                  $222,500
            Contribution Percentage              15%
                                              ------
                                                  $33,375
            Maximum Contribution to
              the Profit Sharing Plan       (22,500)
                                            -------
                                                  $10,875
            Fraction 22,500
                      22,500                          100%
                                                   -------


                                                  $10,875